EXHIBIT 4.7
     This protocol will be valid when all the non-tradable shareholders of TCL or shareholders with two
Protocol of TCL’s Split Share Structure Reform (Hereinafter referred as “the protocol” or “this protocol”; TCL’s Split Share Structure Reform is referred as “the Reform” or “the Reform Plan”)
November 2005
This English version of the protocol is for reference only, in case any discrepancy exists between the Chinese and English context, the Chinese version shall prevail. The undersigned shall sign on the Chinese protocol.

This protocol will be valid when all the non-tradable shareholders of TCL or shareholders with two thirds of the holding shares in the non-tradable shares have signed on it:
The Huizhou Investment CO, .LTD
The Committee of TCL’ Labor Union
LI DONGSHENG
Namtai (Shenzhen) Electronics CO.,LTD
PHILIPS ELECTRONICS CHINA B.V
LUCKY CONCEPT LIMITED
REGAL TRINITY LIMITED
TOSHIBA CORPORATION
SUMITOMO CORPORATION
YUAN CHENGXIN
WU KE
ZHENG CHUANLIE
LV ZHONGLI
WU SHIHONG
HU QIUSHENG
GAO XIAOXIAN
ZHANG JIANWU
WEN SHANGLIN
YU YUEMING
YANG LI
ZHAO ZHONGYAO
YANG WEIQIANG
LI JIANSHENG
HUANG PINGCHU
WAN MINGJIAN
SHI WANWEN
LI YIMIN
CHEN DAOLIAO
SHAO BUANGJIE
YU GUANGHUI
HU LIXIAN
RONG QIN
ZHANG SHANSHUI
ZHANG JIE
LUO QIULIN
ZHANG YUNLONG
SHI BIGUANG
HUANG WANQUAN
CAO LI
ZHANG FUMIN

SHEN DAWEI
BO LIANMING
ZENG YANLING
HUANGWEI
CHEN AIJUAN
CHEN BEIHUANG
CHEN AIQIU
TANG LIN
YU ENJUN
YICHUNYU
Since:
1.	TCL CO, .LTD (TCL) is a company listing in the A share market, the total share capital is 2,586,331,144 shares. Among the total shares, 1,591,935,200 non-tradable shares are hold by the non-tradable shareholders, while 994,395,944 tradable shares are hold by public investors.

2.	For the future development of TCL, all non-tradable shareholders who agree to sign on this protocol (the undersigned) shall help to change the split share structure of TCL. They shall propose a motion on the Split Share Structure Reform to the Board of Directors.
All the undersigned shall agree to be bind by all the Chinese (mainland only) laws, rules and administration measures, regulations and procedures set by the Shenzhen Stock Exchange and articles in this very protocol, after careful negotiation, shall reach consensus on the following agreement:
1. The share composition in non-tradable shares
1.1 The following non-tradable shareholders in total hold all the non-tradable shares of TCL, details as follows:

			Shares involve
			ownership dispute,
No.	Name of Shareholders	Shares holding	pledge or being frozen
1	The Huizhou Investment CO, .LTD	652,282,698

2	The Committee of TCL’ Labor Union	235,418,484

3.	LI DONGSHENG	144,521,730

4	Nantai (Shenzhen) Electronics CO.,LTD	95,516,112

5	PHILIPS ELECTRONICS CHINA B.V	63,677,409

6	LUCKY CONCEPT LIMITED	47,758,056

7	REGAL TRINITY LIMITED	47,758,056

8	TOSHIBA CORPORATION	31,838,703

9	SUMITOMO CORPORATION	6,049,353

10	YUANG CHENGXIN	24,791,527

			Shares involve
			ownership dispute,
No.	Name of Shareholders	Shares holding	pledge or being frozen
11	WU KE	19,987,022

12	ZHENG CHUANLIE	23,569,661

13	LV ZHONGLI	23,569,661

14	WU SHIHONG	10,084,689

15	HU QIUSHENG	19,012,888

16	GAO XIAOXIAN	16,485,598

17	ZHANG JIANWU	15,072,199

18	WEN SHANGLIN	15,072,199

19	YU YUEMING	9,830,214

20	YANG LI	9,961,062

21	ZHAO ZHONGYAO	6,434,031

22	YANG WEIQIANG	7,568,719

23	LI JIANSHENG	15,496,968

24	HUANG PINGCHU	7,850,706

25	WAN MINGJIAN	3,313,814

26	SHI WANWEN	2,456,045

27	LI YIMIN	1,088,288

28	CHEN DAOLIAO	2,275,897

29	SHAO BUANGJIE	2,224,069

30	YU GUANGHUI	2,076,808

31	HU LIXIAN	1,993,111

32	RONG QIN	1,541,733

33	ZHANG SHANSHUI	1,846,337

34	ZHANG JIE	1,826,778

35	LUO QIULIN	1,755,117

36	ZHANG YUNLONG	1,749,508

37	SHI BIGUANG	1,690,679

			Shares involve
			ownership dispute,
No.	Name of Shareholders	Shares holding	pledge or being frozen
38	HUANG WANQUAN	1,650,655

39	CAO LI	1,611,527

40	ZHANG FUMIN	1,568,880

41	SHEN DAWEI	1,545,926

42	BO LIANMING	1,022,935

43	ZENG YANLING	1,273,965

44	HUANGWEI	1,262,660

45	CHEN AIJUAN	1,241,731

46	CHEN BEIHUANG	1,185,961

47	CHEN AIQIU	1,168,607

48	TANG LIN	1,168,607

49	YU ENJUN	700,989

50	YICHUNYU	1,086,828
2. The Split Share Structure Reform Plan
2.1 TCL will undertake stock consideration/10 shares: 2.5 shares to tradable shareholders. TCL’s non-tradable shareholders will in total give out 248,598,986 shares to TCL’S tradable shareholders to gain the listing status of their initially non-tradable shares. All the shares that should be given out to tradable shareholders are from TCL’s non-tradable shareholders’ holding shares. TCL’s non-tradable shareholders shall give out shares according to their share weight in the total non-tradable share capital.
2.2 All the non-tradable shareholders who sign in this protocol shall undertake that, the sell and transfer of theirs shares will be bind by all the Chinese (mainland only) laws, rules and administrative measures, regulations and procedures set by the Shenzhen Stock Exchange and the articles in this very protocol.
2.3 Based on the above two articles, the non-tradable shareholders who agree to sign in this protocol shall together formulate the detailed Split Share Structure Reform Plan (the Reform Plan), propose to the Board of Directors as the motion on the split share structure reform.
2.4 All the non-tradable shareholders who sign in this protocol shall agree that, in receipt of the written proxy from non-tradable shareholders, the Board of Directors shall assist the non-tradable shareholders in adequately communicating and negotiating with the tradable shareholders and reach a final consensus on the reform plan, in line with all the Chinese (mainland only) laws, rules and administrative measures, regulations set by the Shenzhen Stock Exchange and the articles in this very protocol.

2.5 After widely solicit opinions from tradable shareholders, in case the reform plan has to be revised, the Board of Directors shall again obtain approval from all the non-tradable shareholders who agree to sign in this protocol.
2.6 The Reform Plan shall gain approval from the competent department of the State-owned Assets Supervision and Administration of Commission of the State Council (SASAC).
3. Implementation of the Split Share Structure Reform Plan
3.1 Besides approve the consideration plan, all the non-tradable shareholders who agree to sign in this protocol shall entrust the TCL and its Board of Directors with management of the Reform and relevant issues.
3.2 All the non-tradable shareholders who agree to sign on this protocol shall together propose a motion on the Reform Plan to TCL and its Board of Directors and entrust TCL and its Board of Directors with management of the Reform in line with all the Chinese (mainland only) laws, rules and administrative measures, regulations and procedures set by the Shenzhen Stock Exchange and the articles in this very protocol.
3.3 All the non-tradable shareholders who agree to sign on the protocol shall participate in the Reform as TCL’s non-tradable shareholders based on the Reform Plan (including the approved revised reform plan) and conduct in line with all the Chinese (mainland only) laws, rules and administrative measures, regulations and procedures set by the Shenzhen Stock Exchange and the articles in this very protocol.
3.4 All the non-tradable shareholders who agree to sign on the protocol shall undertake voting through the reform plan (including the approved revised reform plan) in the Extraordinary General Meeting in connection with the Reform (the EGM).
4. The validity of this Protocol
4.1 This protocol will be valid after all the non-tradable shareholders or non-tradable shareholders holding at least two thirds of the non-tradable shares signed on this protocol.
4.2 After the protocol become valid, all the non-tradable shareholders who have signed on the protocol shall be bind by the protocol.
4.3 After the protocol become valid, in case one or more non-tradable shareholders who did not sign the protocol cause obstacles in implementing the Reform Plan, the undersigned shall seek resolutions under the principle of fairness and justness. Within 3 months after the protocol comes into valid, if the undersigned do not resolve the obstacle, this protocol will be void automatically; if the undersigned and the other party has already found resolution to the obstacles (the resolution shall not offend the interest of the undersigned’s), this protocol shall still be valid and shall be undertook.
5.1 All the non-tradable shareholders shall not disclose any documents involving the reform issues, unless required doing so by the relevant government departments such as SASAC and CSRC.
5.2 All the undersigned shall in addition sign a Confidential Agreements on the Split Share Structure Reform.
6. Other issues

6.1 All the non-tradable shareholders who agree to sign on this protocol shall compromise settlements on other issues regarding the Reform Plan which are not mentioned in this protocol. The complementation agreement, contract and this protocol are legally of equal effect.
6.2 Conclusion, force, construction, implementation and dispute on this protocol shall be carried within Chinese (mainland only) jurisdiction.
6.3 All the dispute on this protocol or caused by this protocol shall be resolved under the jurisdiction of competent Shenzhen People’s Court (since TCL is listing on Shenzhen Stock Exchange)
6.4 There are ten originals of the protocol only. TCL will keep two originals of the protocol; the remaining originals will be sent to relevant competent government departments. There are fifty transcripts of the protocol only. Each non-tradable shareholder will keep a transcript of the protocol. The transcript of the protocol is referred as the copy of the original protocol with the official stamp of TCL’s Board of Directors. The transcript of the protocol and the original of the protocol are legally of equal effect.

(This page has no formal context. This is the sign page for <Protocol of TCL’s Split Share Structure Reform>)
[Note: Namtai (Shenzhen) Electronics CO.,LTD approved and signed December 2005]

Attachment 1
Intentional Program of Share-trading Reform in TCL Corporation
1. Forms and amounts of consideration arrangement
The considerations take the form of shareholders of non-tradable shares transferring stock shares to those of tradable shares.
For every 10 tradable shares, the shareholders of tradable shares enrolled on the date of record when the program is implemented will acquire 2.5 shares. The consideration arrangement executed by the shareholders of non-tradable shares to those of tradable shares total 248,598,986 shares. On the first trading date after the implementation of stock-trading reform program, those non-tradable shares held by shareholders of the company’s non-tradable shares will acquire the rights for trading on the market.
2. Execution method of consideration arrangement
In case that the stock-trading reform program is passed through the review by the relevant shareholders’ meeting, based on the consideration arrangement, the shares acquired by the tradable shareholders will be automatically added in proportion into the account by the registration company in accordance with number of shares held by the shareholders of tradable shares enrolled on the date of record when the program is implemented. The odd lots, which are insufficient to become one share after each shareholder of tradable shares calculate as per the proportion of acquired shares, shall be handled in accordance with the handling measures on odd lots as stipulated in Operational Guideline on Apportionment of Rights and Interests of Listed Companies and stock allotment registration business Shenzhen Branch of China Securities Depository and Clearing Corporation Limited (SD&C).
3. Plan for Added Consideration Arrangement
Our company currently has no plan for added consideration arrangement.
1. Execution Status Table of Consideration Arrangement

				Amount of
				shares
		Before Implementation of		executing	After Implementation of
		Consideration Arrangement		consideration	Consideration Arrangement
	Name of Shareholder		Percentage in	arrangement		Percentage in
	Implementing Consideration	Shares held	total capital	this time	Shares held	total capital
No.	Arrangement	(shares)	stock (%)	(shares)	(shares)	stock (%)
1	Huizhou City Investment Holdings Limited	652,282,698	25.22%	101,861,443	550,421,255	21.28%

2	Labor Union Working Committee under TCL Corporation	235,418,484	9.10%	36,763,303	198,655,181	7.68%

3	Nam Tai Electronics (Shenzhen) Limited	95,516,112	3.69%	14,915,939	80,600,173	3.12%

4	PHILIPS ELECTRONICS CHINA B.V.	63,677,409	2.46%	9,943,960	53,733,449	2.08%

5	LUCKY CONCEPT LIMITED	47,758,056	1.85%	7,457,970	40,300,086	1.56%

6	REGAL TRINITY LIMITED	47,758,056	1.85%	7,457,970	40,300,086	1.56%

				Amount of
				shares
		Before Implementation of		executing	After Implementation of
		Consideration Arrangement		consideration	Consideration Arrangement
	Name of Shareholder		Percentage in	arrangement		Percentage in
	Implementing Consideration	Shares held	total capital	this time	Shares held	total capital
No.	Arrangement	(shares)	stock (%)	(shares)	(shares)	stock (%)
7	Toshiba Corporation	31,838,703	1.23%	4,971,980	26,866,723	1.04%

8	Sumitomo Corporation	6,049,353	0.23%	944,676	5,104,677	0.20%

9	Li Dongsheng	144,521,730	5.59%	22,568,730	121,953,000	4.72%

10	Yuan Xincheng	24,791,527	0.96%	3,871,482	20,920,045	0.81%

11	Zheng Chuanlie	23,569,661	0.91%	3,680,674	19,888,987	0.77%

12	Lu Zhongli	23,569,661	0.91%	3,680,674	19,888,987	0.77%

13	Wu Ke	19,987,022	0.77%	3,121,203	16,865,819	0.65%

14	Hu Qiusheng	19,012,888	0.74%	2,969,081	16,043,807	0.62%

15	Gao Xiaoxian	16,485,598	0.64%	2,574,416	13,911,182	0.54%

16	Li Jiansheng	15,496,968	0.60%	2,420,030	13,076,938	0.51%

17	Wen Shanglin	15,072,199	0.58%	2,353,697	12,718,502	0.49%

18	Zhang Jianwu	15,072,199	0.58%	2,353,697	12,718,502	0.49%

19	Wu Shihong	10,084,689	0.39%	1,574,840	8,509,849	0.33%

20	Yang Li	9,961,062	0.39%	1,555,534	8,405,528	0.32%

21	Yu Yaoming	9,830,214	0.38%	1,535,101	8,295,113	0.32%

22	Huang Pingchu	7,850,706	0.30%	1,225,978	6,624,728	0.26%

23	Yang Weiqiang	7,568,719	0.29%	1,181,942	6,386,777	0.25%

24	Zhao Zhongyao	6,434,031	0.25%	1,004,748	5,429,283	0.21%

25	Wen Mingjian	3,313,814	0.13%	517,490	2,796,324	0.11%

26	Shi Wanwen	2,456,045	0.09%	383,540	2,072,505	0.08%

27	Chen Daoliang	2,275,897	0.09%	355,407	1,920,490	0.07%

28	Shao Guangjie	2,224,069	0.09%	347,314	1,876,755	0.07%

29	Yu Guanghui	2,076,808	0.08%	324,317	1,752,491	0.07%

30	Hu Lixian	1,993,111	0.08%	311,247	1,681,864	0.07%

31	Zhang Shanshui	1,846,337	0.07%	288,327	1,558,010	0.06%

32	Zhang Jie	1,826,778	0.07%	285,272	1,541,506	0.06%

33	Luo Qiulin	1,755,117	0.07%	274,082	1,481,035	0.06%

34	Zhang Yunlong	1,749,508	0.07%	273,206	1,476,302	0.06%

35	Shi Biguang	1,690,679	0.07%	264,019	1,426,660	0.06%

				Amount of
				shares
		Before Implementation of		executing	After Implementation of
		Consideration Arrangement		consideration	Consideration Arrangement
	Name of Shareholder		Percentage in	arrangement		Percentage in
	Implementing Consideration	Shares held	total capital	this time	Shares held	total capital
No.	Arrangement	(shares)	stock (%)	(shares)	(shares)	stock (%)
36	Huang Wanquan	1,650,655	0.06%	257,769	1,392,886	0.05%

37	Cao Li	1,611,527	0.06%	251,658	1,359,869	0.05%

38	Zhang Fumin	1,568,880	0.06%	244,999	1,323,881	0.05%

39	Shen Dawei	1,545,926	0.06%	241,414	1,304,512	0.05%

40	Rong Qin	1,541,733	0.06%	240,759	1,300,974	0.05%

41	Zeng Yanling	1,273,965	0.05%	198,944	1,075,021	0.04%

42	Huang Wei	1,262,660	0.05%	197,179	1,065,481	0.04%

43	Chen Aijuan	1,241,731	0.05%	193,911	1,047,820	0.04%

44	Chen Beihuang	1,185,961	0.05%	185,201	1,000,760	0.04%

45	Chan Aiqiu	1,168,607	0.05%	182,491	986,116	0.04%

46	Tang Lin	1,168,607	0.05%	182,491	986,116	0.04%

47	Li Yimin	1,088,288	0.04%	169,949	918,339	0.04%

48	Yi Chunyu	1,086,828	0.04%	169,721	917,107	0.04%

49	Bo Lianming	1,022,935	0.04%	159,743	863,192	0.03%

50	Yu Engjun	700,989	0.03%	109,467	591,522	0.02%

	Total	1,591,935,200	61.55%	248,598,986	1,343,336,214	51.94%

     5. Schedule for shares with sale-limited conditions listable for trading
     On the first trading date (G Date) after the implementation of stock-trading reform program, our company agrees that those non-tradable shares held by shareholders of the company’s non-tradable shares executing consideration arrangement will acquire the rights for trading on the market.

			Percentage
			in total	Time to get	Committed
		Shares held	capital	listed for	sale-limited
No.	Name of Shareholder	(shares)	stock (%)	trading	conditions
		129,316,557	5.00%	G+12
1	Huizhou City Investment Holdings	129,316,557	5.00%	G+24
	Limited	162,471,583	11.28%	G+36

2	Labor Union Working Committee	129,316,557	5.00%	G+12
	under TCL Corporation	69,338,624	2.68%	G+24

3	Nam Tai Electronics (Shenzhen) Limited	80,600,173	3.12%	G+12

			Percentage
			in total	Time to get	Committed
		Shares held	capital	listed for	sale-limited
No.	Name of Shareholder	(shares)	stock (%)	trading	conditions
4	PHILIPS ELECTRONICS CHINA B.V.	53,733,449	2.08%	G+12

5	LUCKY CONCEPT LIMITED	40,300,086	1.56%	G+12

6	REGAL TRINITY LIMITED	40,300,086	1.56%	G+12

7	Toshiba Corporation	26,866,723	1.04%	G+12

8	Sumitomo Corporation	5,104,677	0.20%	G+12

9	Li Dongsheng	121,953,000	4.72%	G+12

10	Yuan Xincheng	20,920,045	0.81%	G+12

11	Zheng Chuanlie	19,888,987	0.77%	G+12

12	Lu Zhongli	19,888,987	0.77%	G+12

13	Wu Ke	16,865,819	0.65%	G+12

14	Hu Qiusheng	16,043,807	0.62%	G+12

15	Gao Xiaoxian	13,911,182	0.54%	G+12

16	Li Jiansheng	13,076,938	0.51%	G+12

17	Wen Shanglin	12,718,502	0.49%	G+12

18	Zhang Jianwu	12,718,502	0.49%	G+12

19	Wu Shihong	8,509,849	0.33%	G+12

20	Yang Li	8,405,528	0.32%	G+12

21	Yu Yaoming	8,295,113	0.32%	G+12

22	Huang Pingchu	6,624,728	0.26%	G+12

23	Yang Weiqiang	6,386,777	0.25%	G+12

24	Zhao Zhongyao	5,429,283	0.21%	G+12

25	Wen Mingjian	2,796,324	0.11%	G+12

26	Shi Wanwen	2,072,505	0.08%	G+12

27	Chen Daoliang	1,920,490	0.07%	G+12

28	Shao Guangjie	1,876,755	0.07%	G+12

29	Yu Guanghui	1,752,491	0.07%	G+12

30	Hu Lixian	1,681,864	0.07%	G+12

31	Zhang Shanshui	1,558,010	0.06%	G+12

32	Zhang Jie	1,541,506	0.06%	G+12

33	Luo Qiulin	1,481,035	0.06%	G+12

			Percentage
			in total	Time to get	Committed
		Shares held	capital	listed for	sale-limited
No.	Name of Shareholder	(shares)	stock (%)	trading	conditions
34	Zhang Yunlong	1,476,302	0.06%	G+12

35	Shi Biguang	1,426,660	0.06%	G+12

36	Huang Wanquan	1,392,886	0.05%	G+12

37	Cao Li	1,359,869	0.05%	G+12

38	Zhang Fumin	1,323,881	0.05%	G+12

39	Shen Dawei	1,304,512	0.05%	G+12

40	Rong Qin	1,300,974	0.05%	G+12

41	Zeng Yanling	1,075,021	0.04%	G+12

42	Huang Wei	1,065,481	0.04%	G+12

43	Chen Aijuan	1,047,820	0.04%	G+12

44	Chen Beihuang	1,000,760	0.04%	G+12

45	Chan Aiqiu	986,116	0.04%	G+12

46	Tang Lin	986,116	0.04%	G+12

47	Li Yimin	918,339	0.04%	G+12

48	Yi Chunyu	917,107	0.04%	G+12

49	Bo Lianming	863,192	0.03%	G+12

50	Yu Engjun	591,522	0.02%	G+12
     Note 1: In accordance with Measures for the Administration of the Share-trading Reform of Listed Companies, Huizhou City Investment Holdings Limited will not go onto the market for trading or transfer within 12 months since the acquisition of trading rights; upon the expiration of abovementioned sale-prohibiting term, it can sell originally non-tradable shares through the listing trades on the stock exchange, provided that the amount of shares occupies the total shares of TCL Corporation doesn’t exceed 5% in 12 months and 10% in 24 months. At the same time, non-tradable shares held by () shareholders of non-tradable shares failing to clearly express approval on the share reform have been prepaid so as to obtain () shares of consideration arrangement required to be implemented for listing and trading rights. Therefore, if shares held by the abovementioned shareholders of non-tradable shares get listed for trading, the advance money prepaid by Huizhou City Investment Holdings Limited should be refunded or the approval from Huizhou City Investment Holdings Limited should be got.
     Note 2: In accordance with Measures for the Administration of the Share-trading Reform of Listed Companies, Labor Union Working Committee under TCL Corporation promised that it will not go onto the market for trading or transfer within 12 months since the acquisition of trading rights; upon the expiration of abovementioned sale-prohibiting term, it can sell originally non-tradable shares through the listing trades on the stock exchange, provided that the amount of shares occupies the total shares of TCL Corporation doesn’t exceed 5% in 12 months and 10% in 24 months.
     Note 3: In accordance with Measures for the Administration of the Share-trading Reform of Listed Companies, () shareholders of non-tradable shares implementing consideration arrangement will not go onto the market for trading or transfer within 12 months since the acquisition of trading rights.
     Note 4: The shareholders failing to clearly express the consent to participate in this stock reform currently cannot determine the salable or transferable time, which will be determined by Huizhou City Investment Holdings Limited through consultations with all above-mentioned shareholders.
     Note 5: If the above-mentioned natural person shareholder is the corporate director, supervisor or senior manager, the corporate shared held by him shall be locked as per stipulations set forth in Article 3.17 of the currently effective Rules on Stock Listing in Shenzhen Stock Exchange, until the term of share sales determined by the table above expires or after 6 months when he has left the post.
     6. Stock composition after Share-trading reform.

Before the Reform			After the Reform
		Percentage			Percentage
	Amount of	in total		Amount of	in total
	shares	capital		shares	capital
	(shares)	stock		(shares)	stock
I. Subtotal for unlisted shares	1,591,935,200	61.55%	1. Total of tradable shares with limitation on sales	1,343,336,214	51.94%

State-owned Shares	652,282,698	25.22%	Country Shares	550,421,255	21.28%

Miscellaneous	235,418,484	9.10%		198,655,181	7.68%

Domestic legal person shares	95,516,112	3.69%		80,600,173	3.12%

Foreign legal person shares	197,081,577	7.62%	Foreign legal person shares	194,460,093	7.52%

Natural person shares	411,636,329	15.92%	Natural person shares	410,958,476	15.89%

II. Subtotal for tradable shares	994,395,944	38.45%	2. Total of tradable shares without limitation on sales	1,242,994,930	48.06%

A shares	994,395,944	38.45%	A shares	1,242,994,930	48.06%

B shares			B shares

H shares and other			H shares and other

III. Total shares	2,586,331,144	100.00%	3. Total shares	2,586,331,144	100.00%

Remarks: